Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in Registration Statement on Form 10 (No. 333-______) of Hechinger Liquidation Trust of our report dated December 6, 2002 relating to the financial statements of Hechinger Liquidation Trust which appear in such Registration Statement.

Washington, D.C. January 27, 2003	/s/ Kaiser Scherer & Schlegel, PLLC